Exhibit 4.8

April 21, 2012

Third Amendment to Subordinated Convertible Debentures and

Subordinated Convertible Debenture Purchase Agreement (the “Amendment”)

Reference is made to the subordinated convertible debentures initially due 2012, as amended (the “Debentures”), originally issued by Bakers Footwear Group, Inc. (the “Company”) to the persons listed on Exhibit A hereto (the “Investors”) on June 26, 2007. Reference is also made to that certain Subordinated Convertible Debenture Purchase Agreement, as amended, dated June 13, 2007 by and between the Company and the Investors (the “Debenture Purchase Agreement” and collectively with Debentures the “Debenture Documents”).

In consideration of the mutual promises and other good and valuable consideration, the adequacy and receipt of which hereby are acknowledged by the parties hereto, the parties agree as follows:

1. Beginning on April 23, 2012, the rate of interest used in the second sentence of Section 2.1 of the Purchase Agreement shall be changed from 12% per annum to 13% per annum, and the date when the principal of the Debentures shall be due and payable used in the third sentence of Section 2.1 shall be changed from four equal annual installment payments beginning June 30, 2012 to four equal annual installment payments on the following dates: February 15, 2013, February 15, 2014, February 15, 2015, and February 15, 2016.

2. Beginning on April 23, 2012 the rate of interest used in the first sentence of Section 2 of each of the Debentures shall be changed from 12% per annum to 13% per annum.

3. Notwithstanding the last paragraph immediately preceding section 1 of each of the Debentures, the principal sum of each of the Debentures, respectively, shall be due and payable in four equal annual installments on the following dates: February 15, 2013, February 15, 2014, February 15, 2015, and February 15, 2016; except if any of such dates is not a Trading Day, such payment shall be due and payable on the next succeeding Trading Day. Each such principal payment date shall be a Maturity Date.

4. This amendment shall not affect the conversion price or conversion terms of the Debentures.

5. In accordance with Section 15(f) of each of the Debentures and Section 8.4(b) of the Debenture Purchase Agreement, this Amendment shall be effective upon execution by the Company and the Required Investors (as defined in the Debenture Purchase Agreement).

[Signature Page Follows]

Signature Page to Third Amendment to Subordinated Convertible Debentures and

Subordinated Convertible Debenture Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this agreement this      day of April, 2012.

COMPANY:

BAKERS FOOTWEAR GROUP, INC.

By:	/s/ Peter A. Edison
Name: Peter A. Edison
Title: Chairman and Chief Executive Officer

Signature Page to Third Amendment to Subordinated Convertible Debentures and

Subordinated Convertible Debenture Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this agreement this      day of April, 2012.

INVESTOR:

ANDREW N. BAUR REVOCABLE TRUST

By:	/s/ Richard D. Baur

Name:	Richard D. Baur

Title:	Trustee

Signature Page to Third Amendment to Subordinated Convertible Debentures and

Subordinated Convertible Debenture Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this agreement this      day of April, 2012.

INVESTOR:

MISSISSIPPI VALLEY CAPITAL, LLC

By:	/s/ Scott D. Fessler

Name:	Scott D. Fessler

Title:	Manager

Signature Page to Third Amendment to Subordinated Convertible Debentures and

Subordinated Convertible Debenture Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this agreement this 21 day of April, 2012.

INVESTOR:

By:	/s/ Julian Edison

Name:	Julian I. Edison

Signature Page to Third Amendment to Subordinated Convertible Debentures and

Subordinated Convertible Debenture Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this agreement this      day of April, 2012.

INVESTOR:

By:	/s/ Scott C. Schnuck

Name:	Scott C. Schnuck

Signature Page to Third Amendment to Subordinated Convertible Debentures and

Subordinated Convertible Debenture Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this agreement this      day of April, 2012.

INVESTOR:

LINN H. BEALKE REVOCABLE TRUST

By:	/s/ Linn H. Bealke

Name:	Linn H. Bealke

Title:	Trustee

Signature Page to Third Amendment to Subordinated Convertible Debentures and

Subordinated Convertible Debenture Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this agreement this 21st day of April, 2012.

INVESTOR:

LOUIS N. GOLDRING REVOCABLE TRUST DTD. 4/15/97

By:	/s/ Louis Goldring

Name:	Louis Goldring

Title:	Trustee

Signature Page to Third Amendment to Subordinated Convertible Debentures and

Subordinated Convertible Debenture Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this agreement this      day of April, 2012.

INVESTOR:

BEATRICE C. EDISON IRREVOCABLE GST TRUST FOR BERNARD A. EDISON DATED 8-31-59

By:	/s/ Bernard A. Edison

Name:

Title:

Exhibit A

1. Andrew N. Baur Revocable Trust

2. Mississippi Valley Capital, LLC

3. Julian I. Edison

4. Scott C. Schnuck

5. Linn H. Bealke Revocable Trust

6. Louis N. Goldring Revocable Trust Dtd. 4/15/97

7. Beatrice C. Edison Irrevocable GST Trust for Bernard A. Edison Dated 8-31-59